Exhibit 10.5

PLEDGE AND SECURITY AGREEMENT

dated as of

December 20, 2010

between

MST FINANCIAL, LLC,

as Collateral Agent

and

IRON MINING GROUP, INC.

as Borrower

Page
ARTICLE I	DEFINITIONS	1

1.1	Terms Defined in Loan Agreement	1

1.2	Terms Defined in UCC	1

1.3	Definitions of Certain Terms Used Herein	1

ARTICLE II	GRANT OF SECURITY INTEREST	4

ARTICLE III	REPRESENTATIONS AND WARRANTIES	5

3.1	Title, Perfection and Priority	5

3.2	Type and Jurisdiction of Organization; Organizational and Tax Identification Numbers	6

3.3	Principal Location	6

3.4	Collateral Locations	6

3.5	Deposit Accounts	6

3.6	Exact Names	6

3.7	Letter-of-Credit Rights and Chattel Paper	6

3.8	Accounts and Chattel Paper	6

3.9	Inventory	7

3.10	Intellectual Property	7

3.11	Filing Requirements	8

3.12	No Financing Statements, Security Agreements	8

3.13	Pledged Collateral	8

ARTICLE IV	COVENANTS	9

4.1	General	9

4.2	Receivables	10

4.3	Inventory and Equipment	11

4.4	Delivery of Instruments, Securities, Chattel Paper and Documents	12

4.5	Uncertificated Pledged Collateral	12

4.6	Pledged Collateral	13

4.7	Intellectual Property	14

4.8	Commercial Tort Claims	15

4.9	Letter-of-Credit Rights	15

-i-

(continued)

Page

4.10	Federal, State or Municipal Claims	15

4.11	No Interference	15

4.12	Insurance	15

4.13	Collateral Access Agreements	16

4.14	Deposit Account Control Agreements	16

4.15	Change of Name or Location; Change of Fiscal Year	16

ARTICLE V	EVENTS OF DEFAULT AND REMEDIES	17

5.1	Applicable Grace Periods	17

5.2	Remedies	17

5.3	Grantor's Obligations Upon Default	19

5.4	Grant of Intellectual Property License	19

5.5	Exercise of Remedies by Collateral Agent	19

ARTICLE VI	ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY	20

6.1	Account Verification	20

6.2	Authorization for Secured Party to Take Certain Action	20

6.3	Proxy	21

6.4	Nature of Appointment; Limitation of Duty	21

ARTICLE VII	DEPOSIT ACCOUNTS	22

7.1	Collection of Receivables	22

7.2	Covenant Regarding New Deposit Accounts	22

7.3	Control Over Deposit Accounts	22

ARTICLE VIII	GENERAL PROVISIONS	22

8.1	Waivers	22

8.2	Limitation on Collateral Agent’s Duty with Respect to the Collateral	23

8.3	Compromises and Collection of Collateral	24

8.4	Priority of Liens	24

8.5	Secured Party Performance of Debtor Obligations	24

8.6	Specific Performance of Certain Covenants	24

8.7	Dispositions Not Authorized	24

8.8	No Waiver; Amendments; Cumulative Remedies	24

-ii-

(continued)

Page

8.9	Limitation by Law; Severability of Provisions	25

8.10	Reinstatement	25

8.11	Benefit of Agreement	25

8.12	Survival of Representations	25

8.13	Taxes and Expenses	25

8.14	Headings	26

8.15	Termination	26

8.16	Entire Agreement	26

8.17	CHOICE OF LAW	26

8.18	Indemnity	26

8.19	Counterparts	26

8.20	Additional Grantors	26

ARTICLE IX	NOTICES	27

9.1	Sending Notices	27

-iii-

EXHIBITS:

EXHIBIT A --	GRANTORS' INFORMATION AND COLLATERAL LOCATIONS

EXHIBIT B --	DEPOSIT ACCOUNTS

EXHIBIT C --	LETTER OF CREDIT RIGHTS

EXHIBIT D --	INTELLECTUAL PROPERTY RIGHTS

EXHIBIT E --	TITLE DOCUMENTS AND CHATTEL PAPER

EXHIBIT F --	FIXTURES

EXHIBIT G --	PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

EXHIBIT H --	OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

EXHIBIT I --	FORM OF AMENDMENT

EXHIBIT J --	FORM OF JOINDER AGREEMENT

EXHIBIT K --	FORM OF GRANT OF TRADEMARK SECURITY INTEREST

EXHIBIT L --	FORM OF GRANT OF PATENT SECURITY INTEREST

EXHIBIT M --	FORM OF GRANT OF COPYRIGHT SECURITY INTEREST

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this "Agreement") is dated as of December 20, 2010 and is entered into by and among Iron Mining Group, Inc., a Florida corporation (the "Borrower"), and any Subsidiary of the Borrower that shall hereafter become a party to this Agreement as an Additional Grantor pursuant to Section 8.20 (collectively, together with the Borrower, the "Grantors", and each a "Grantor"), and MST Financial, LLC, in its capacity as collateral agent (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent") for the Secured Parties.

RECITALS

WHEREAS, the Borrower has entered into that certain Loan Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and between the Borrower, as borrower, and the lenders from time to time party thereto (together with their successors and assigns, each a “Lender” and, collectively, as “Lenders”), and MST Financial, LLC, a Delaware limited liability company, as Administrative Agent and Collateral Agent for the Lenders, pursuant to which the Lenders shall advance certain amounts to the Borrower for general working capital purposes; and

WHEREAS, each Additional Grantor will have become a party to the Loan Agreement in accordance with Section 6.11 thereof; and

WHEREAS, it is a condition precedent to the Lenders advancing the Loan to the Borrower pursuant to the Loan Agreement, that the Grantors execute and deliver this Agreement, as security for the obligations of the Borrower to the Lenders under or in connection with the Loan Agreement, a security interest in all of the Grantor’s right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of any Grantor, including those items listed in Article II herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto do hereby agree as follows.

ARTICLE I

Definitions

1.1 Terms Defined in Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC.

1.3 Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the introductory paragraph and the Recitals set forth in this Agreement, the following terms shall have the following meanings:

"Accounts" shall have the meaning set forth in Article 9 of the UCC.

"Additional Grantor" shall have the meaning set forth in Section 8.20.

"Amendment" shall have the meaning set forth in Section 4.4.

"Article" means a numbered article of this Agreement, unless another document is specifically referenced.

"Chattel Paper" shall have the meaning set forth in Article 9 of the UCC.

"Collateral" shall have the meaning set forth in Article II.

"Collateral Access Agreement" means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

"Collateral Deposit Account" shall have the meaning set forth in Section 7.1.

"Collateral Report" means any certificate, report or other document delivered by any Grantor to the Collateral Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

"Control" shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

"Copyrights" means, with respect to any Person, all of such Person's right, title, and interest in and to the following, whether now existing or hereafter adopted or acquired: (a) all state, federal, foreign and all common law copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of any of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (e) all rights to sue for past, present, and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

"Deposit Account Control Agreement" means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among a Grantor, a banking institution holding such Grantor's funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by such Grantor with such banking institution.

"Deposit Accounts" shall have the meaning set forth in Article 9 of the UCC.

"Documents" shall have the meaning set forth in Article 9 of the UCC.

"Equipment" shall have the meaning set forth in Article 9 of the UCC.

"Exhibit" refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

"Excluded Payments" shall have the meaning set forth in Section 4.6(d)(iii).

"Fixtures" shall have the meaning set forth in Article 9 of the UCC.

"General Intangibles" shall have the meaning set forth in Article 9 of the UCC.

"Goods" shall have the meaning set forth in Article 9 of the UCC.

"Grant of IP Security Interest" shall have the meaning set forth in Section 3.10.

"Instruments" shall have the meaning set forth in Article 9 of the UCC.

"Inventory" shall have the meaning set forth in Article 9 of the UCC.

"Investment Property" shall have the meaning set forth in Article 9 of the UCC.

"Joinder Agreement" shall have the meaning set forth in Section 8.20.

"Letter-of-Credit Rights" shall have the meaning set forth in Article 9 of the UCC.

"Licenses" means, with respect to any Person, all of such Person's right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

"Patents" means, with respect to any Person, all of such Person's right, title, and interest in and to, whether now existing or hereafter adopted or acquired: (a) any and all U.S. and foreign patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

"Permitted Liens" means all Liens permitted under Section 7.2 of the Loan Agreement.

"Pledged Collateral" means all Instruments, Securities and other Investment Property of each Grantor, whether or not physically delivered to the Collateral Agent pursuant to this Agreement.

"Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

"Section" means a numbered section of this Agreement, unless another document is specifically referenced

"Secured Obligations" means all Obligations, owing to the Lenders.

"Secured Parties" means the Lenders and each other Person who holds a Secured Obligation.

"Security" has the meaning set forth in Article 8 of the UCC.

"Stock Rights" means all dividends, instruments or other distributions and any other right or property which each Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

"Supporting Obligations" shall have the meaning set forth in Article 9 of the UCC.

"Trademarks" means, with respect to any Person, all of such Person's right, title, and interest in and to the following, whether now existing or hereafter adopted or acquired: (a) all state (including common law) and federal trademarks (including service marks), foreign trademarks, corporate names, company names, business names, fictitious business names, trade names, trade dress, and trade styles, logos, other source or business identifiers, designs and general intangibles of like nature, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

"UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent's Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

Grant of Security Interest

Each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and regardless of where located (all of which will be collectively referred to as the "Collateral"), including:

(i) all Accounts of such Grantor;

(ii) all Chattel Paper of such Grantor;

(iii) all Copyrights, Patents and Trademarks of such Grantor;

(iv) all Documents of such Grantor;

(v) all Equipment of such Grantor;

(vi) all Fixtures of such Grantor;

(vii) all General Intangibles of such Grantor;

(viii) all Goods of such Grantor;

(ix) all Instruments of such Grantor;

(x) all Inventory of such Grantor;

(xi) all Investment Property of such Grantor;

(xii) all cash or cash equivalents of such Grantor;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations of such Grantor;

(xiv)	all Deposit Accounts of such Grantor with any bank or other financial institution; and

(xv)
all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.

ARTICLE III
Representations And Warranties

Each Grantor represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that:

3.1 Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit H, the Collateral Agent will have a fully perfected first priority security interest in the Collateral of such Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1 (e).

3.2 Type and Jurisdiction of Organization; Organizational and Tax Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3 Principal Location. Such Grantor's mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business) are disclosed in Exhibit A; and such Grantor has no other places of business except those set forth in Exhibit A.

3.4 Collateral Locations. All of such Grantor's locations where Collateral is located are listed on Exhibit A. All of said locations are owned by such Grantor or another Grantor, except for locations (i) which are leased by such Grantor as lessee and designated in Part VI(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VI(c) of Exhibit A.

3.5 Deposit Accounts. All of such Grantor's Deposit Accounts are listed on Exhibit B.

3.6 Exact Names. Such Grantor's name in which it has executed this Agreement is the exact name as it appears in such Grantor's organizational documents, as amended, as filed with such Grantor's jurisdiction of organization. Such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7 Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor. All action by such Grantor necessary or desirable to protect and perfect the Collateral Agent's Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. To the extent that a security interest can be perfected by the filing of financing statements and the execution and delivery of this Agreement, the Collateral Agent has a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.l(e).

3.8 Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper of such Grantor are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Collateral Agent by such Grantor from time to time. As of the time when each such Account or item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

(b) With respect to all Accounts of such Grantor, except as specifically disclosed on the most recent Collateral Report, (i) all such Accounts are Eligible Accounts; (ii) all such Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to the Collateral Agent; (iv) to such Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor's books and records and any invoices, statements and Collateral Reports with respect thereto; (v) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor in respect of any such Account which might result in any adverse change in such Account Debtor's financial condition; and (vi) such Grantor has no knowledge that any Account Debtor in respect of any such Account is unable generally to pay its debts as they become due.

(c) In addition, with respect to all Accounts of such Grantor, except as specifically disclosed on the most recent Collateral Report, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent and (ii) to such Grantor's knowledge, all Account Debtors in respect thereof have the capacity to contract.

3.9 Inventory. With respect to any Inventory of such Grantor scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of such Grantor's locations set forth on Exhibit A, (b) no such Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, and except for Permitted Liens, (d) except as specifically disclosed in the most recent Collateral

Report, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

3.10 Intellectual Property. Such Grantor has no interest in, or title to, any Patent, Trademark or Copyright except as set forth in Exhibit D. This Agreement is effective to create a valid and continuing Lien and, upon filing of (a) appropriate financing statements in the offices listed on Exhibit H, (b) a Grant of Trademark Security Interest, substantially in the form of Exhibit K, and a Grant of Patent Security Interest, substantially in the form of Exhibit L, with the United States Patent and Trademark Office, and (c) a Grant of Copyright Security Interest, substantially in the form of Exhibit M, with the United States Copyright Office (each such Grant of Trademark Security Interest, Grant of Patent Security Interest and Grant of Copyright Security Interest, a "Grant of IP Security Interest"), the Collateral Agent will have fully perfected first priority security interests in favor of the Collateral Agent on such Grantor's Patents, Trademarks and Copyrights to the extent that a security interest can be perfected by the filing of such financing statements and the execution and delivery of this Agreement and the Grant of IP Security Interests. Such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor, and upon taking the actions described above all action necessary to protect and perfect the Collateral Agent's Lien on such Grantor's Patents, Trademarks and Copyrights shall have been duly taken.

3.11 Filing Requirements. None of the Equipment of such Grantor is covered by any certificate of title, except for the vehicles described in Part I of Exhibit E. None of the Collateral of such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles described in Part II of Exhibit E and (b) Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D. The legal description, county and street address of each property on which any Fixtures are located is set forth in Exhibit F together with the name and address of the record owner of each such property.

3.12 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral of such Grantor which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Collateral Agent on behalf of the Secured Parties as the secured party and (b) as permitted by Section 4.1(e).

3.13 Pledged Collateral.

(a) Exhibit G sets forth a complete and accurate list of all of the Pledged Collateral of such Grantor. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder. Such Grantor further represents and warrants that (i) all Pledged Collateral of such Grantor constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, is fully paid and non assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing an Equity Interest owned by such Grantor, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all Pledged Collateral of such Grantor that is held by a securities intermediary is covered by a control agreement among such Grantor, such securities intermediary and the Collateral Agent pursuant to which the Collateral Agent has Control and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness and is the legal, valid and binding obligation of such issuer, and such issuer is not in default thereunder.

(b) In addition, (i) none of the Pledged Collateral of such Grantor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Pledged Collateral of such Grantor or which obligate the issuer of any Equity Interest included in the Pledged Collateral of such Grantor to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice to, or filing with, any governmental authority or any other Person is required for the pledge by such Grantor of the Pledged Collateral of such Grantor pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor, or for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral of such Grantor pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) Except as set forth in Exhibit G, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral of such Grantor and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV

Covenants

From the date of this Agreement, and thereafter until this Agreement is terminated, each Grantor agrees that:

4.1 General.

(a) Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral of such Grantor, and furnish to the Collateral Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral of such Grantor as the Collateral Agent shall from time to time reasonably request.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Collateral Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral of such Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral of such Grantor (1) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral of such Grantor falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description of the Collateral contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral of such Grantor as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information to the Collateral Agent promptly upon reasonable request.

(c) Further Assurances. Such Grantor will, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral of such Grantor and such other reports and information in connection with the Collateral of such Grantor as the Collateral Agent may reasonably request, all in such reasonable detail as the Collateral Agent may specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral of such Grantor against all persons and to defend the security interest of the Collateral Agent in such Collateral and the priority thereof against any Lien not expressly permitted under the Loan Documents.

(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of any of the Collateral of such Grantor except for dispositions specifically permitted pursuant to Section 7.5 of the Loan Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral of such Grantor except (i) the security interest created by this Agreement, and (ii) other Permitted Liens.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor and covering all or any portion of the Collateral of such Grantor, except as permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement, except as permitted by Section 4.1(e), or amendment or termination statement with respect to any financing statement without the prior written consent of the Collateral Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the UCC.

(g) Locations. Such Grantor will not (i) maintain any Collateral of such Grantor at any location other than those locations listed on Exhibit A, (ii) otherwise change, or add to, such locations without the Collateral Agent's prior written consent as required by the Loan Agreement (and if the Collateral Agent gives such consent, such Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by the Loan Agreement), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by the Loan Agreement.

(h) Compliance with Terms. Such Grantor will perform and comply with all obligations in respect of the Collateral of such Grantor and all agreements to which it is a party or by which it is bound relating to such Collateral.

4.2 Receivables.

(a) Certain Agreements on Receivables. Except in the ordinary course of business and except for those discounts, credits, rebates or other reductions which, in the reasonable judgment of the officers or directors of the Grantors, are in the best interests of the Grantor’s business and will not materially adversely affect the Collateral, such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable of such Grantor or accept in satisfaction of such a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts of such Grantor arising from the sale of Inventory of such Grantor in accordance with its present policies and in the ordinary course of business.

(b) Collection of Receivables. Except as otherwise provided in this Agreement, such Grantor will collect and enforce, at such Grantor's sole expense, all amounts due or hereafter due to such Grantor under the Receivables of such Grantor.

(c) Delivery of Invoices. Such Grantor will deliver to the Collateral Agent within two Business Days of its request duplicate invoices with respect to each Account of such Grantor bearing such language of assignment as the Collateral Agent shall reasonably specify.

(d) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable of such Grantor exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable of such Grantor, such Grantor will promptly disclose such fact to the Collateral Agent in writing. Such Grantor shall send the Collateral Agent a copy of each credit memorandum in excess of $25,000 as soon as issued, and such Grantor shall promptly report each credit memo and each of the facts required to be disclosed to the Collateral Agent in accordance with this Section 4.2(d) on the Borrowing Base Certificates submitted by the Borrower.

(e) Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Collateral Agent Control of all electronic chattel paper of such Grantor in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3 Inventory and Equipment.

(a) Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment of such Grantor in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business and except for ordinary wear and tear in respect of the Equipment of such Grantor.

(b) Returned Inventory. If an Account Debtor returns any Inventory of such Grantor to such Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to such Account Debtor in the appropriate amount. Such Grantor shall immediately report to the Collateral Agent any return involving an amount in excess of $50,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory of such Grantor to such Grantor when an Event of Default exists, such Grantor, upon the request of the Collateral Agent, shall: (i) hold the returned Inventory in trust for the Collateral Agent; (ii) segregate all such returned Inventory from all of its other property; (iii) dispose of all such returned Inventory solely according to the Collateral Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Collateral Agent's prior written consent. All returned Inventory of such Grantor shall be subject to the Collateral Agent's Liens thereon. Whenever any Inventory of such Grantor is returned, the related Account shall be deemed not to constitute an Eligible Account to the extent of the amount owing by such Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

(c) Inventory Count; Perpetual Inventory System. Such Grantor will conduct a physical count of the Inventory of such Grantor at least once per Fiscal Year and, after and during the continuation of an Event of Default, at such other times as the Collateral Agent reasonably requests. Such Grantor, at its own expense, shall deliver to the Collateral Agent the results of each physical verification which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. Such Grantor will maintain a perpetual inventory reporting system at all times.

(d) Equipment. Such Grantor shall promptly inform the Collateral Agent of any additions to or deletions from the Equipment of such Grantor which individually exceed $50,000, in the case of additions, or $50,000, in the case of deletions. Such Grantor shall not permit any Equipment of such Grantor to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien. Such Grantor will not, without the Collateral Agent's prior written consent, alter or remove any identifying symbol or number on any of such Grantor's Equipment constituting Collateral.

(e) Titled Vehicles. Such Grantor will give the Collateral Agent notice of its acquisition of any vehicle covered by a certificate of title and deliver to the Collateral Agent, upon request, the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of the Collateral Agent noted on any such certificate or with the appropriate state office.

4.4 Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Collateral Agent immediately upon execution of this Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral of such Grantor (if any then exist), (b) hold in trust for the Collateral Agent upon receipt and within two Business Days thereafter deliver to the Collateral Agent any Chattel Paper, Securities and Instruments constituting Collateral of such Grantor, (c) upon the Collateral Agent's request, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and within two Business Days deliver to the Collateral Agent) any Document evidencing or constituting Collateral of such Grantor and (d) upon the Collateral Agent's request, deliver to the Collateral Agent a duly executed amendment to this Agreement, in the form of Exhibit I (each an "Amendment"), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Collateral Agent to attach each such Amendment to this Agreement and agrees that all additional Collateral of such Grantor set forth in such Amendments shall be considered to be part of the Collateral.

4.5 Uncertificated Pledged Collateral. Such Grantor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral of such Grantor not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Agreement. Such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral of such Grantor and (b) any securities intermediary which is the holder of any Pledged Collateral of such Grantor, to cause the Collateral Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to Pledged Collateral of such Grantor held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Collateral Agent, in form and substance satisfactory to the Collateral Agent, giving the Collateral Agent Control.

4.6 Pledged Collateral.

(a) Changes in Capital Structure of Issuers. Such Grantor will (i) make commercially reasonable efforts to prevent any issuer of an Equity Interest constituting Pledged Collateral of such Grantor to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Liens and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity, and (ii) not vote any Pledged Collateral of such Grantor in favor of any of the foregoing.

(b) Issuance of Additional Securities. Such Grantor will make commercially reasonable efforts to prevent the issuer of an Equity Interest constituting Pledged Collateral of such Grantor to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.

(c) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral of such Grantor to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Collateral Agent.

(d) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral of such Grantor for all purposes not inconsistent with this Agreement, the Loan Agreement or any other Loan Document; provided, however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Collateral Agent in respect of any such Pledged Collateral.

(ii) Such Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and continuation of an Event of Default, without notice, to exercise all voting rights or other rights relating to Pledged Collateral of such Grantor, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral of such Grantor as if it were the absolute owner thereof.

(iii) Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral of such Grantor to the extent not in violation of the Loan Agreement, other than any of the following distributions and payments (collectively referred to as the "Excluded Payments"): (A) dividends and interest paid or payable other than in cash in respect of any such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any such Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any such Pledged Collateral; provided, however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(iv) All Excluded Payments in respect of any of the Pledged Collateral of such Grantor, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

4.7 Intellectual Property.

(a) Such Grantor will use commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Collateral Agent of any License held by such Grantor and to enforce the security interests granted hereunder.

(b) Such Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright of such Grantor (now or hereafter existing) may become abandoned or expired, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c) In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Collateral Agent prior written notice thereof, and, upon request of the Collateral Agent, such Grantor shall execute and deliver to the Collateral Agent such Grant of IP Security Interest as the Collateral Agent may request with respect to such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby, for filing with the United States Patent and Trademark Office or the United States Copyright Office, as appropriate. Upon the execution and delivery of any such Grant of IP Security Interest to the Collateral Agent, Exhibit D shall be deemed to be modified to include reference to any Patents, Trademarks or Copyrights listed in such Grant of IP Security Interest.

(d) Such Grantor shall take all actions reasonably necessary or requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights of such Grantor (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Collateral Agent shall determine that such Patent, Trademark or Copyright is not material to the conduct of Grantor's business.

(e) Such Grantor shall, unless the Collateral Agent shall reasonably determine that a particular Patent, Trademark or Copyright of such Grantor is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Collateral Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of the Patents, Trademarks or Copyrights of such Grantor constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

4.8 Commercial Tort Claims. Such Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify the Collateral Agent of any commercial tort claim (as defined in the UCC) acquired by it and, unless the Collateral Agent otherwise consents, such Grantor shall deliver to the Collateral Agent a duly executed Amendment pursuant to which such Grantor grants to the Collateral Agent a first priority security interest in such commercial tort claim. Such Grantor hereby authorizes the Collateral Agent to attach each such Amendment to this Agreement and agrees that all additional Collateral of such Grantor set forth in such Amendments shall be considered to be part of the Collateral.

4.9 Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit, such Grantor shall promptly, and in any event within five (5) Business Days after becoming such a beneficiary, notify the Collateral Agent thereof and take all commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Collateral Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Collateral Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, all in form and substance reasonably satisfactory to the Collateral Agent.

4.10 Federal, State or Municipal Claims. Such Grantor will promptly notify the Collateral Agent of any Collateral of such Grantor which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11 No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

4.12 Insurance.

(a) Such Grantor will maintain with financially sound and reputable carriers having a financial strength rating of at least A+ by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; general liability; and workers' compensation) and such other hazards as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.  In the event any Collateral of such Grantor is located in any area that has been designated by the Federal Emergency Management Agency as a "Special Flood Hazard Area", such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a "Special Flood Hazard Area"). The amount of all insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Collateral Agent. If such Grantor fails to obtain any insurance as required by this Section, the Collateral Agent may obtain such insurance at the Borrower's expense. By purchasing such insurance, the Collateral Agent shall not be deemed to have waived any Default arising from such Grantor's failure to maintain such insurance or pay any premiums therefor.

(b) All insurance policies required under this Section shall name the Collateral Agent (for the benefit of the Secured Parties) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Collateral Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Collateral Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to the Collateral Agent.

4.13 Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral of such Grantor is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral of such Grantor at that location, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral of such Grantor is or may be located.

4.14 Deposit Account Control Agreements. Such Grantor will provide to the Collateral Agent, upon the Collateral Agent's request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of such Grantor as set forth in this Agreement.

4.15 Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral of such Grantor is held or stored, or the location of its records concerning the Collateral as set forth in this Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Collateral Agent shall have received at least thirty (30) days prior written notice of such change and the Collateral Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Collateral Agent's security interest in the Collateral of such Grantor, or (2) any reasonable action requested by the Collateral Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of the Secured Parties, in any such Collateral); provided that any new location shall be in the continental U.S.

ARTICLE V

Events of Default And Remedies

5.1 Applicable Grace Periods. Solely for purposes of determining whether a Default or an Event of Default shall have occurred under Section 9.5 of the Loan Agreement as a result of a breach by any Grantor of any of the terms or provisions of this Agreement, (a) a breach by any Grantor of any of the terms or provisions of Section 4.1(d), Section 4.14, Section 4.15 or Article 8 shall constitute an immediate such Event of Default and (b) a breach by any Grantor of any of the other terms or provisions of this Agreement shall constitute such an Event of Default only if such breach is not remedied within ten (10) Business Days after any officer of any Grantor knew or should reasonably have known of such breach. The parties acknowledge and agree that nothing in this Section 5.1 is intended to limit the scope of the term Event of Default and that the sole purpose of this Section 5.1 is to establish the grace periods that shall apply with respect to breaches of any of the terms or provisions of this Agreement.

5.2 Remedies.

(a) Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent may, or at the direction of the Required Lenders shall, exercise any or all of the following rights and remedies to the extent permitted by applicable law:

(i) those rights and remedies provided in this Agreement, the Loan Agreement, or any other Loan Document; provided that this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent, the Collateral Agent or the Lenders prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or any control agreement with any securities intermediary and take any action therein with respect to the related Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor's premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

-18

(v) concurrently with written notice to any Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral of such Grantor, exchange certificates or instruments representing or evidencing such Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon, and otherwise act with respect to such Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b) The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase, for the benefit of the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantors hereby expressly release.

(d) To the extent permitted by law, until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent's remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, to the extent permitted by law, neither the Collateral Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of such Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if such Grantor and/or such issuer would agree to do so.

5.3 Grantor's Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence and continuation of an Event of Default, each Grantor will:

(a) assemble and make available to the Collateral Agent the Collateral of such Grantor and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at such Grantor's premises or elsewhere;

(b) permit the Collateral Agent, by the Collateral Agent's representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay such Grantor for such use and occupancy;

(c) use commercially reasonable efforts to take, or cause an issuer of Pledged Collateral of such Grantor to take, any and all actions necessary to register or qualify such Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of such Pledged Collateral; and

(d) at its own expense, cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to the Collateral Agent and each Lender, at any time, and from time to time, promptly upon the Collateral Agent's request, the following reports with respect to such Grantor: (i) a reconciliation of all Accounts of such Grantor; (ii) an aging of all such Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Patents, Trademarks or Copyrights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Collateral Agent may sell any of such Grantor's Inventory directly to any person, including without limitation persons who have previously purchased such Grantor's Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent's rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

5.5 Exercise of Remedies by Collateral Agent.  Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, each Grantor and each Secured Party hereby agree that no Secured Party other than the Collateral Agent shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder and under the other Collateral Documents may be exercised solely by the Collateral Agent on behalf of the Secured Parties in accordance with the terms hereof.

5.6 Allocation of Proceeds.  Any proceeds of Collateral received by the Collateral Agent pursuant to this Agreement shall be applied in accordance with the terms of the Loan Agreement.

ARTICLE VI

Account Verification; Attorney In Fact; Proxy

6.1 Account Verification. The Collateral Agent may at any time, in the Collateral Agent's own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any Grantor, parties to contracts with any Grantor and obligors in respect of Instruments of any Grantor to verify with such Persons, to the Collateral Agent's satisfaction, the existence, amount, terms of, and any other matter relating to, any Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables included in the Collateral.

6.2 Authorization for Collateral Agent to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to file financing statements and any amendments or continuations thereto necessary or desirable in the Collateral Agent's sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral of such Grantor, (ii) to endorse and collect any cash proceeds of the Collateral of such Grantor, (iii) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral of such Grantor or with securities intermediaries holding Pledged Collateral of such Grantor as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (iv) to apply the proceeds of any Collateral of such Grantor received by the Collateral Agent to the Secured Obligations as provided in Section 7.3, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral of such Grantor (except for such Liens as are specifically permitted hereunder), (vi) to contact Account Debtors for any reason, (vii) to demand payment or enforce payment of the Receivables of such Grantor in the name of the Collateral Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to such Receivables, (viii) to sign such Grantor's name on any invoice or bill of lading relating to the Receivables of such Grantor, drafts against any Account Debtor of such Grantor, and assignments and verifications of Receivables of such Grantor, (ix) to exercise all of such Grantor's rights and remedies with respect to the collection of the Receivables and any other Collateral of such Grantor, (x) to settle, adjust, compromise, extend or renew the Receivables of such Grantor, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables of such Grantor, (xii) to prepare, file and sign such Grantor's name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) to prepare, file and sign such Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables of such Grantor, (xiv) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xv) to do all other acts and things necessary to carry out this Agreement; and such Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection with any of the foregoing; provided that this authorization shall not relieve such Grantor of any of its obligations under this Agreement or under the Loan Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Secured Parties, under this Section 6.2 are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent agrees that, except for the powers granted in Section 6.2(a)(i), 6.2(a)(iii), 6.2(a)(vi) and Section 6.2(a)(xv), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3 Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS THE PROXY AND ATTORNEY IN FACT (AS SET FORTH IN SECTION 6.2) OF SUCH GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL OF SUCH GRANTOR, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND CONTINUATION OF A DEFAULT.

6.4 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY OTHER SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

Deposit Accounts

7.1 Collection of Receivables. To the extent required by the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent a Deposit Account Control Agreement for each Deposit Account maintained by such Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables of such Grantor will be deposited (a "Collateral Deposit Account"), which Collateral Deposit Accounts are identified as such on Exhibit B.

7.2 Covenant Regarding New Deposit Accounts. To the extent required by the Collateral Agent, before opening or replacing any Collateral Deposit Account or other Deposit Account, the applicable Grantor shall cause the bank or financial institution in which it seeks to open such Deposit Account to enter into a Deposit Account Control Agreement with the Collateral Agent in order to give the Collateral Agent Control of such Deposit Account. In the case of any Deposit Account maintained with a Lender, the terms of such Deposit Account Control Agreement shall be subject to the provisions of the Loan Agreement regarding setoffs.

7.3 Control Over Deposit Accounts. So long as no Event of Default shall have occurred and be continuing, each Grantor may make withdrawals, payments, transfers or other dispositions of funds from, and give other instructions concerning, its Deposit Accounts. Upon the occurrence and during the continuation of any Event of Default, no Grantor shall have any right or ability to, and no Grantor shall, access or withdraw or otherwise transfer funds from any of its Deposit Accounts, and the Collateral Agent shall have the sole right to make withdrawals, payments transfers and other dispositions of funds in any such Deposit Account without the need for any further act or consent by any Grantor, all as more particularly described in each Deposit Account Control Agreement.

ARTICLE VIII

General Provisions

8.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to such Grantor, addressed as set forth in Article IX, at least twenty (20) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of any of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

8.2 Limitation on Collateral Agent's Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean up or otherwise prepare the Collateral for sale. The Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide nonexhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent's exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.2.

8.3 Compromises and Collection of Collateral. Each Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables included in the Collateral, that certain of such Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to such Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable included in the Collateral, accept in full payment of any such Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any such Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.4 Priority of Liens. Notwithstanding the date, time, manner or order of the creation, attachment or perfection of their respective Liens in any Collateral or any terms, covenants or conditions of any Loan Documents, or any applicable law, as between the Class A Lenders and Class B Lenders, (a) the Class A Lenders shall have a first priority Lien on the Collateral and (b) the Class B Lenders shall have a second Lien on the Collateral

8.5 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement, and such Grantor shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. Such Grantor's obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.6 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.14, 4.15, 5.3 or in Article VII may cause irreparable injury to the Collateral Agent and the other Secured Parties, and that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and such Grantor therefore agrees, without limiting the right of the Collateral Agent to seek and obtain specific performance of other obligations of such Grantor contained in this Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against such Grantor.

8.7 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of any of the Collateral except as set forth in Section 4.1(d) and, notwithstanding any course of dealing between any Grantor and the Collateral Agent or any other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of any of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Collateral Agent or the other Secured Parties unless such authorization is in writing signed by the Collateral Agent.

8.8 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Required Lenders whose consent is required under Section 13.4 of the Loan Agreement, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent until the Commitments have expired or terminated and the Secured Obligations have been paid in full.

8.9 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of applicable law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of applicable law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

8.10 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective against any Grantor should any petition be filed by or against such Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.11 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of each Grantor and the Collateral Agent (for the benefit of the Secured Parties) and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement, or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder.

8.12 Survival of Representations. All representations and warranties of each Grantor contained in this Agreement shall survive the execution and delivery of this Agreement.

8.13 Taxes and Expenses. Grantors shall be jointly and severally liable for any taxes (excluding taxes based on the net income of any Lender) payable or ruled payable by any federal or state authority in respect of this Agreement, together with interest and penalties, if any. Grantors jointly and severally agree to reimburse the Collateral Agent for any and all out of pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by any Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Grantor.

8.14 Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

8.15 Termination. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until the Loan Agreement has terminated pursuant to its express terms and all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments or agreements which would give rise to any Secured Obligations are outstanding.

8.16 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between each Grantor and the Collateral Agent relating to the Collateral and supersede all prior agreements and understandings between such Grantor and the Collateral Agent relating to the Collateral.

8.17 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK).

8.18 Indemnity. Each Grantor hereby jointly and severally agrees to indemnify the Collateral Agent and the other Secured Parties, and their respective successors, assigns, agents and employees (each, an "Indemnitee"), from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against an Indemnitee in any way relating to or arising out of this Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or any other Secured Party or such Grantor, and any claim for Patent, Trademark or Copyright infringement); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

8.19 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

8.20 Additional Grantors. From time to time subsequent to the date hereof, Subsidiaries of the Borrower may become parties hereto as additional Grantors (each an "Additional Grantor"), in accordance with Section 6.11 of the Loan Agreement, by executing a Joinder Agreement substantially in the form of Exhibit J (each a "Joinder Agreement"). Upon delivery of any such Joinder Agreement to the Collateral Agent and the Administrative Agent, notice of which is hereby waived by each other Grantor, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. The Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Administrative Agent not to cause any Subsidiary of the Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

ARTICLE IX

Notices

9.1 Sending Notices. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 13.2 of the Loan Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have executed this Agreement as of the date first above written.

IRON MINING GROUP, INC.

By:	/s/
Name: Garrett K. Krause
Title: CEO

MST FINANCIAL, LLC, as Collateral Agent

By:	/s/
Name
Title